Exhibit 10.15

FIRST AMENDMENT TO LEASE

THIS LEASE MODIFICATION AGREEMENT (“Amendment”) is made this 4th day of December, 2018 by and between ALTURAS SIETE I, an Idaho limited liability company, as Successor in Interest to MERCED RESTART PHOENIX INVESTROS II, LLC, a Delaware limited Liability Company (“Landlord”), and CASTLE BIOSCIENCES, INC., a Delaware Limited Liability Company (“Tenant”), collectively the “Parties”, and individually the “Party”.

RECITALS
WHEREAS, by a lease dated October 5, 2015, hereinafter collectively called the “Lease”, Landlord did lease to Tenant that certain space in a building located at 3737 N. 7th Street, Suite 160, Phoenix, Arizona 85006. Said space consists of approximately eight thousand nine hundred forty-six (8,946) rentable square feet, and

WHEREAS, Landlord and Tenant mutually desire to further amend the Lease, to provide expand the Premises to included Suite 130 consisting of approximately one thousand two hundred ninety-four (1,294) rentable square feet, and Suite 125 consisting of approximately one thousand six hundred seventy-six (1,676) rentable square feet and current Suite 160 consisting of approximately eight thousand nine hundred forty-six (8,946) rentable square feet, for a total leasable area of eleven thousand nine hundred sixteen (11,916) rentable square feet, all other terms and conditions hereinafter set forth.

AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein in said Lease, the Parties hereto agree as follows:

1.
Premises: Expansion Space: Suite 130 consisting of approximately one thousand two hundred ninety-four (1,294) rentable square feet, and Suite 125 consisting of approximately one thousand six hundred seventy-six (1,676) rentable square feet. Current Suite 160 consisting of approximately eight thousand nine hundred forty-six (8,946). The new total leasable area is eleven thousand nine hundred sixteen (11,916) rentable square feet, located within the building commonly known as Siete I, located at 3737 N. 7th Street, Phoenix, Arizona 85006.

2.	Base Rents:

From	To	Annual Basic Rent Per RSF	Rental RSF	Monthly Basic Rental
5/1/2018	2/28/2019	$19.00	8,946	$ 14,164.50	Plus all applicable rental tax
3/1/2019	3/31/2019	$-	11,916	$-
4/1/2019	2/29/2020	$19.50	11,916	$ 19,363.50	Plus all applicable rental tax
3/1/2020	2/28/2021	$20.00	11,916	$ 19,860.00	Plus all applicable rental tax
3/1/2021	2/28/2022	$20.50	11,916	$ 20,356.50	Plus all applicable rental tax
3/1/2022	2/28/2023	$21.00	11,916	$ 20,853.00	Plus all applicable rental tax
3/1/2023	7/31/2023	$21.50	11,916	$ 21,349.50	Plus all applicable rental tax

3.	Tenant Proportionate Share: 20.57% (calculated based upon the Premises containing 11,916 rentable square feet and the Building containing 57,933 rentable square feet).

4.
Tenant Improvement Allowance: Landlord shall provide Tenant with a Tenant Improvement Allowance of five dollars ($5.00) per rentable square foot of the expansion space or approximately two thousand nine hundred seventy (2,970) rentable square foot, for a Tenant Improvement Allowance totaling fourteen thousand eight hundred fifty dollars ($14,850.00).

5.
Counterparts/Electronic Signatures: This First Amendment may be executed in multiple counterparts, each of which shall be effective upon delivery and, thereafter, shall be deemed to be an original, and all of which shall be taken as one and the same instrument with the same effect as if each party had signed on the same signature page. This First Amendment may be transmitted by fax or by electronic mail in portable document format (“pdf”) and signatures appearing on faxed instruments and/or electronic mail instruments shall be treated as original signatures.

6.
Ratification. It is understood and agreed that the Lease is ratified, affirmed and in full force and effect, and has not been modified, supplemented or amended in any way, except as herein provided. In the event of any inconsistency between the terms of the Lease and this First Amendment, the terms of this First Amendment shall prevail. All references in the Lease to “this Lease” shall be deemed references to the Lease and the First Amendment, as modified by this First Amendment.

7.
Entire Agreement. This First Amendment sets forth the entire Agreement between the parties with respect to the matters set forth herein. There are no additional oral or written representations or agreements.

8.	Confidentiality. Tenant covenants and agrees not to divulge the existence, contents or provisions of this First Amendment and the Lease to any other tenant or occupant at Chandler Office Center.

9.
Modification of Amendment. This First Amendment and the Lease may not be amended or modified, nor may any right or obligation hereunder be waived orally, and no such amendment or modification shall be effective for any purpose unless it is in writing and signed by the party against whom enforcement thereof is sought.

10.
Interpretation. This First Amendment shall be construed reasonably to carry out its intent without presumption against or in favor of either party. The parties acknowledge that both parties have caused this First Amendment to be reviewed by legal counsel of their choice. No negotiations concerning or modifications made to prior drafts of this First Amendment shall be construed in any manner to limit, reduce or impair the rights, remedies or obligations of the parties under this First Amendment or to restrict or expand the meaning of any provisions of this First Amendment. If any provision hereof shall be declared invalid by any court or in any administrative proceedings, then the provisions of this First Amendment shall be construed in such manner so as to preserve the validity hereof and the substance of the transactions herein contemplated to the extent possible. The Section headings are provided for purposes of convenience of reference only and are not intended to limit, define the scope of or aid in interpretation of any of the provisions hereof.

11.	Governing Law; Binding Effect. This First Amendment shall be governed by Arizona law and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

12.	Captions. The captions in this First Amendment are for convenience only, are not a part of this amendment and do not in any way limit or supplement the terms and provisions of this amendment.

13.	Authority. The parties and all persons signing for the parties below represent to each other that this First Amendment has been fully authorized and no further approvals are required.

14.
Future Cooperation. Each of the Parties hereto agrees, on demand of the other, to execute and deliver any instrument, furnish any information, and/or perform any other acts reasonably necessary to carry out the provisions of this First Amendment without undue delay or expense.

15.
PREMISES:    Landlord shall provide the Premises to Tenant, and Tenant accepts the Premises in its current “as- is,” “where is” condition, and Landlord makes no representations or warranties, express or implied, concerning the condition of the Premises, including, without limitation, those relating to the structure of the Premises, the systems and components thereof, and the internal air quality within the Premises, and notwithstanding those items listed of the Lease, Landlord has no obligation to construct, remodel, improve, repair, decorate or paint the Premises or any improvement thereon or part therein or part thereof, except as set forth in this Amendment to Lease.

16.
MISC: Tenant understands that during the course of any meetings and/or dealings (“Contact”) with any/all Tenants, Tenant agrees to hold in trust and in confidence proprietary Information (rental rate) during the course of any meetings and/or dealings with Tenants, customers etc. Tenant agrees that he/she shall not disclose any rental rates to anyone without the Owner’s prior written approval. Tenant acknowledge that a breach of this agreement would cause the Owner’s irreparable injury and damage that cannot be reasonably or adequately be compensated by damages in an action at law, and, therefore, Tenant hereby expressly agrees that the Owner shall be entitled to, (but in no way limited to) increase my rental rate, to prevent and/or cure any breach or threatened breach of this paragraph by Tenant.

All other terms and conditions of this Lease, as amended, remain in full force and effect as heretofore.

IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument by proper persons thereunto duly authorized so to do on the day and year first hereinabove written.

Landlord:		Tenant:
Alturas Siete I, LLC,		Castle Biosciences, Inc.
a Idaho limited liability company		a Delaware Corporation

By: Alturas Capital Partners, LLC
a Delaware limited liability company
Its: Manager		By:	/s/ Derek Maetzold
By:	/s/ Travis Barney	Name:	Derek Maetzold
Name:	Travis Barney	Its:	President and CEO
Its:	Chief Credit Officer	Date:	Dec 27, 2018
Date:	12/27/18